Exhibit 10.17

TELA BIO, INC. INDUCEMENT AWARD AGREEMENT

FOR RESTRICTED STOCK UNIT

RESTRICTED STOCK UNIT GRANT NOTICE AND

RESTRICTED STOCK UNIT AGREEMENT

TELA Bio, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“Participant”) an award of the number of Restricted Stock Units set forth below (the “Restricted Stock Units”) as an inducement to the Participant’s acceptance of the Company’s offer of employment. The Restricted Stock Units are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”). The Restricted Stock Units constitute a non-plan “inducement award” as contemplated by NASDAQ Listing Rule 5635(c)(4) and is therefore not made pursuant to the TELA Bio, Inc. 2019 Equity Incentive Plan (the “Plan”). Nonetheless, the terms and provisions of the Plan are hereby incorporated into the Grant Notice and Agreement by this reference, as if the Restricted Stock Units were granted pursuant to the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:	[_________]
Grant Date:	[_________]
Total Number of Restricted Stock Units:	[_________]
Vesting Schedule:

Subject to Participant’s continued service with the Company through the applicable vesting date or event, the Restricted Stock Units will vest as follows:

25% of the Restricted Stock Units shall vest on each of the first four anniversaries of the Grant Date.

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan.

TELA BIO, INC.

_____________________________

Name:

Title:

PARTICIPANT

_____________________________

Name:

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

INDUCEMENT AWARD AGREEMENT FOR RESTRICTED STOCK UNIT

1.Award of Restricted Stock Units.  The Company has granted to the Participant the number of Restricted Stock Units set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice and this Agreement.  Each Restricted Stock Unit represents the right to receive one Share at the times and subject to the conditions set forth herein.

2.Date of Grant.  The Restricted Stock Units were granted on the Grant Date set forth in the Grant Notice.

3.Vesting of Restricted Stock Units.

(a)Vesting.

(i)Generally. Subject to the continued service of the Participant with the Company through the relevant vesting date or event, the Restricted Stock Units shall become vested in such amounts and at such times as are set forth in the Grant Notice.

(ii)Discretionary Acceleration Upon Death. If Participant dies while in service with the Company, any Restricted Stock Units that are outstanding and unvested immediately prior to Participant’s death will remain outstanding for sixty (60) days, during which time the Committee may, in its sole discretion, vest all or a portion of such Restricted Stock Units. If the Committee decides to vest any Restricted Stock Units under this Section 3(a)(ii), it may condition such vesting on the execution by Participant’s estate and/or beneficiaries of a general release of claims against the Company and its affiliates in such form as the Company may prescribe (each, a “Release”). Upon conclusion of the sixtieth (60th) day following Participant’s death, any portion of the unvested Restricted Stock Units that the Committee has not determined to vest in accordance with this Section 3(a)(ii) will then be forfeited automatically.

(b)Service with Affiliates.  Solely for purposes of this Agreement, service with the Company will be deemed to include service with any Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).

(c)Effect of Termination of Service.  Except as set forth in Section 3(a)(ii) above, if the Participant’s service with the Company ceases for any reason, any then unvested Restricted Stock Units will be forfeited automatically.

4.Settlement of Restricted Stock Units.

(a)Shares will be issued in respect of vested Restricted Stock Units within sixty (60) days following the applicable vesting date.  For avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code.

(b)The Restricted Stock Units will not confer on the Participant any rights as a stockholder of the Company until Shares are actually issued in settlement of such Restricted Stock Units.

(c)Notwithstanding the foregoing, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii) or any successor provision, the Company may delay settlement of Restricted Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other applicable law.

5.Non-Transferability of Restricted Stock Units.  The Restricted Stock Units may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

6.Investment Representations.  The Participant represents and warrants to the Company that the Participant is acquiring the Restricted Stock Units (and upon settlement of the Restricted Stock Units, may be acquiring Shares) for investment for the Participant’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. As a further condition to the settlement of the Restricted Stock Units, the Board may require that certain agreements, undertakings, representations, certificates, legends and/or information or other matters, as the Board may deem necessary or advisable, be executed, agreed to and/or provided to the Company to assure compliance with all such applicable laws or regulations.

7.Tax Consequences.  The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant of the Restricted Stock Units and that the Company does not guarantee any particular tax treatment.  The Participant acknowledges that the Participant has reviewed with the Participant’s own tax advisors the tax treatment of the Restricted Stock Units and is relying solely on those advisors in that regard.  The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liabilities arising in connection with the Restricted Stock Units.

8.No Continuation of Service.  This Agreement will not confer upon the Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Participant at any time, with or without Cause and with or without notice.

9.Withholding.  The Company is hereby authorized to withhold from any consideration payable or property transferable to the Participant any taxes required to be withheld in connection with the Restricted Stock Units.

10.Company Policies.  In consideration for the grant of the Restricted Stock Units, the Participant agrees to be subject to the policies of the Company regarding clawback, securities trading and hedging or pledging of securities, as in effect from time to time.

11.Administration.  The Participant hereby accepts the Restricted Stock Units, subject to the terms and conditions stated in the Grant Notice and this Agreement (including the terms and conditions of the Plan incorporated herein).  The Board, or any committee of the Board designated to administer the Plan, is hereby authorized to interpret the Grant Notice and this Agreement, to administer the Restricted Stock Units and to otherwise exercise the same authority with respect to the Restricted Stock Units as the Board (or committee thereof) possesses under the Plan with respect to Awards granted thereunder.  By accepting this Award, the Participant hereby acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its committee with respect to the Restricted Stock Units.

12.Entire Agreement.  The Grant Notice and this Agreement, including the terms of the Plan incorporated herein, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof.

13.Amendment.  Except as otherwise provided herein, in the Grant Notice or in the Plan, or as would otherwise not have a material adverse effect on the Participant, this Agreement may only be amended by a writing signed by each of the parties hereto.

14.Governing Law.  This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

15.Execution.  The Grant Notice may be executed, including execution by facsimile or electronic signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.